OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEWMARKET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWMARKET CORPORATION

330 South Fourth Street

Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of NewMarket Corporation will be held in the Virginia Historical Society building, 428 N. Boulevard, Richmond, Virginia, on Thursday, April 23, 2009, at 11:00 a.m., Eastern Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect a board of directors to serve for the ensuing year;

2.	To reapprove the material terms of performance goals under the NewMarket Corporation 2004 Incentive Compensation and Stock Plan, which we refer to in this proxy statement as the 2004 Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as NewMarket’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the meeting.

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is February 23, 2009. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Regardless of whether you expect to attend the meeting, please act promptly to vote your shares. You may vote your shares by telephone or over the Internet, as described in the Notice of Internet Availability of Proxy Materials. If you are present at the meeting and hold shares in your name, you may vote in person even if you have previously submitted your proxy by mail, by telephone or over the Internet. If your shares are held in street name with your broker or by a nominee and you wish to vote in person at the meeting, you will need to obtain a legal proxy from the institution that holds your shares and provide that legal proxy at the meeting.

By Order of the Board of Directors

M. RUDOLPH WEST, Secretary

March 13, 2009

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

NEWMARKET CORPORATION

Approximate date of mailing — March 13, 2009

Date, Time and Place of Annual Meeting

The annual meeting of shareholders of NewMarket Corporation is scheduled to be held as follows:

Date:	Thursday, April 23, 2009

Time:	11:00 a.m., Eastern Daylight Time

Place:	Virginia Historical Society
428 N. Boulevard
Richmond, Virginia

Proposals to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on the following proposals:

•	to elect seven directors;

•	to reapprove the material terms of performance goals under the 2004 Incentive Plan;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	to transact such other business as may properly come before the annual meeting.

In the event that a quorum is not present at the annual meeting, you may also be asked to vote upon a proposal to adjourn or postpone the annual meeting to solicit additional proxies.

Record Date

Our Board of Directors has fixed the close of business on February 23, 2009 as the record date for the annual meeting and only holders of record of NewMarket common stock on the record date are entitled to vote at the annual meeting. On the record date, there were outstanding 15,203,207 shares of NewMarket common stock.

Voting Rights and Quorum

Each share of NewMarket common stock is entitled to one vote. The presence in person or representation by proxy of holders of a majority of the shares of NewMarket common stock issued and outstanding as of the close of business on February 23, 2009 will constitute a quorum at the annual meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. In the event that a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

•

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of NewMarket common stock voted in the election of directors. Withheld votes will have no effect in the election of nominees for directors.

•

The material terms of the performance goals under the 2004 Incentive Plan will be reapproved if the votes cast in favor of approval exceed the number of votes cast against approval. Abstentions will have no effect on the proposal to approve the performance goals.

•

The appointment of PricewaterhouseCoopers LLP will be ratified if the votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

If you hold your shares of NewMarket common stock in street name through a brokerage account, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting in the absence of your voting instructions. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors, the reapproval of the material terms of performance goals under the 2004 Incentive Plan and the ratification of the appointment of our independent registered public accounting firm are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

Voting and Revocation of Proxies

After carefully reading and considering the information contained in the proxy statement, you should vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials (the “Notice”). Alternatively, you may vote by telephone or order a paper copy of the proxy materials at no charge on or before April 13, 2009 by following the instructions provided in the Notice. You can also vote in person at the meeting. The Notice and identification will be required to vote in person at the meeting.

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted “FOR” all director nominees, “FOR” the reapproval of the material terms of performance goals under the 2004 Incentive Plan and “FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and in the discretion of the proxy holders on any other matters that properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The persons you name as proxies may propose and vote for one or more adjournments or postponements of the annual meeting, including adjournments or postponements to permit further solicitations of proxies.

Until exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by delivering written notification to NewMarket at its principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary;

•	by delivering a proxy of a later date by mail in the manner described in this proxy statement;

•	by changing your vote or revoking your proxy by telephone or over the Internet;

•	if you hold shares in your name, by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions; or

•

if you hold shares in street name with your broker or by a nominee, by obtaining a legal proxy from the institution that holds your shares, attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If you decide to vote by completing, signing, dating and returning a proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by telephone or over the Internet.

Solicitation of Proxies

The accompanying proxy is being solicited by our Board of Directors, and we will pay for the entire cost of the solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the solicitation material to the beneficial owners of NewMarket common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services. We have engaged The Altman Group, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We will pay that firm $5,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and will indemnify The Altman Group, Inc. against any losses arising out of that firm’s proxy soliciting services on our behalf.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee has recommended to our Board of Directors, and our Board of Directors has approved, the persons named below as nominees for election to our Board of Directors. Mark M. Gambill, who was appointed to serve as a director of our company by our Board of Directors effective January 1, 2009, was recommended to the Nominating and Corporate Governance Committee by James E. Rogers. Each of the nominees presently serves as a director. Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as our Board of Directors may designate). Our Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Phyllis L. Cothran; age 62; director since 1995; retired, having previously served as President and Chief Operating Officer of Trigon Healthcare, Inc., formerly Blue Cross and Blue Shield of Virginia (health insurance company).

Mark M. Gambill; age 58; director since January 1, 2009; Managing Director and Chairman of Cary Street Partners (financial advisory and wealth management firm), having previously worked for Wheat First Securities from 1972, including serving as chairman of the underwriting committee, until it was sold to First Union Corporation (now Wachovia Corporation) in 1998. Other directorships: Speedway Motorsports, Inc.

Bruce C. Gottwald; age 75; director since 1962; Chairman of the Board and Chairman of the Executive Committee since June 1, 2001, having previously served as Chief Executive Officer and Chairman of the Board of Ethyl Corporation (provider of value-added manufacturing and supply solutions to the chemical industry).

Thomas E. Gottwald; age 48; director since 1994; President and Chief Executive Officer of NewMarket since March 3, 2004, having previously served as President and Chief Executive Officer of Ethyl Corporation from June 1, 2001 through June 30, 2004 and President and Chief Operating Officer of Ethyl prior thereto.

Patrick D. Hanley; age 64; director since 2004; retired, having previously served as Senior Vice President-Finance and Accounting of UPS Ground Freight, Inc., formerly Overnite Corporation (truckload and less-than-truckload carrier and wholly owned subsidiary of United Parcel Service, Inc.), also having previously served as Director, Senior Vice President and Chief Financial Officer of Overnite Corporation.

James E. Rogers; age 63; director since 2003; President of SCI Investors Inc. (private equity investment firm). Other directorships: Owens & Minor, Inc. and Caraustar Industries, Inc.

Charles B. Walker; age 70; director since 1989; retired, having previously served as Vice Chairman of the Board of Albemarle Corporation (specialty chemicals company) from June 14, 2002 through January 31, 2003 and Vice Chairman of the Board and Chief Financial Officer of Albemarle Corporation prior thereto.

Our Board of Directors recommends that you vote “FOR” all of the nominees listed above.

Sidney Buford Scott, who has been a director since 1959, will retire as a director when his current term ends at the 2009 annual meeting.

Board of Directors

Our company is managed under the direction of our Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance.

Independence of Directors

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has affirmatively determined that each of the following directors is “independent” under the general listing standards of the New York Stock Exchange, the exchange on which shares of NewMarket common stock are listed, and our Corporate Governance Guidelines: Messrs. Gambill, Hanley, Rogers, Scott and Walker, and Ms. Cothran. Our Board has adopted categorical standards, as part of our Corporate Governance Guidelines, to assist it in making determinations of independence. Each of the directors identified as independent in this proxy statement meets these standards. A copy of these standards is attached as Annex A to this proxy statement.

In reaching its determination that Mr. Gambill is independent, our Board of Directors considered certain relationships with Mr. Gambill. Mr. Gambill is Managing Director and Chairman of Cary Street Partners, which in the past has provided consulting services to us. Cary Street Partners has not provided any consulting services to us since October 2007. In addition, the wife of our President currently leases space for business purposes for $500 per month from Mr. Gambill. The Board of Directors has concluded that neither of these relationships constituted material relationships with us for purposes of its determination that Mr. Gambill is independent.

Board Meetings

Our Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting our company and to act on matters requiring board approval, and may hold special meetings between scheduled meetings when appropriate. During 2008, our Board held eight meetings. During 2008, each of the directors attended at least 75 % of the aggregate of (1) the total number of meetings of all committees of our Board on which the director then served and (2) the total number of meetings of our Board of Directors.

Meetings of Non-Management Directors; Presiding Director

Our Corporate Governance Guidelines require that the non-management members of our Board of Directors meet in executive session at each regularly scheduled board meeting. Our Board of Directors has determined that a presiding director should chair all meetings of non-management directors, as provided in our Corporate Governance Guidelines. The presiding director position will rotate among the chairs of each of the independent board committees in the following order: Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. During those meetings, the presiding director has the responsibilities to lead the meeting, set the agenda and determine the information to be provided to the other non-management directors at the meeting. Shareholders and other interested persons may contact any of the non-management directors through the method described in “—Communications with Our Board” below. Our Corporate Governance Guidelines also require that the independent members of our Board of Directors meet in executive session at each regularly scheduled board meeting.

Director Attendance at Annual Meeting

Our policy is that directors attend the annual meeting of shareholders each year. All directors, who were directors on the date of last year’s annual meeting of shareholders, attended last year’s annual meeting of shareholders.

Communications with Our Board

Our Board of Directors unanimously has approved a process for shareholders to send communications to the Board and individual directors. Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of our Board, the non-management directors or a specified individual member of our Board in writing by mail c/o NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Chief Legal Officer. All communications will be forwarded to our Board of Directors, the specified committee of our Board or the specified individual director, as appropriate. We screen all regular mail for security purposes.

Committees of Our Board

Our Board of Directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Executive Committee

The Executive Committee currently consists of Messrs. Bruce C. Gottwald (Chairman), Thomas E. Gottwald and Scott. During 2008, the Executive Committee did not meet. The Executive Committee exercises all of the powers of our Board of Directors in the management of the ordinary business of our company when our Board of Directors is not in session.

Audit Committee

Messrs. Walker (Chairman), Gambill, Hanley and Scott and Ms. Cothran currently serve on the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. During 2008, the Audit Committee met on five occasions. The primary function of the Audit Committee is to assist our Board of Directors in discharging its oversight responsibilities relating to our accounting, reporting, including our internal control over financial reporting, and financial practices by monitoring:

(1)	these practices, generally,

(2)	the integrity of the financial statements and other financial information provided by us to any governmental body or the public,

(3)	our compliance with legal and regulatory requirements,

(4)	our independent registered public accounting firm’s qualifications and independence and

(5)	the performance of our independent registered public accounting firm and internal audit function.

The Audit Committee, among other things, approves the engagement of our independent registered public accounting firm, subject to shareholder ratification. For a further description of the Audit Committee’s specific responsibilities, see the Audit Committee’s charter. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has determined that each of the members of the Audit Committee is “independent,” as that term is defined under the enhanced independence standards for Audit Committee members in the Securities Exchange Act of 1934 (the Exchange Act) and the rules thereunder, as incorporated into the listing standards of the New York Stock Exchange, and in accordance with our Audit Committee charter. Our Board of Directors has also determined that each of Ms. Cothran and Messrs. Gambill, Hanley and Walker is an “Audit Committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. Our Board has further determined that each of the members of the Audit Committee is financially literate and that each of the members of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.

Compensation Committee

Messrs. Rogers (Chairman), Hanley and Walker and Ms. Cothran currently serve on the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. Our Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. During 2008, the Compensation Committee met on six occasions. This committee approves the compensation of our directors, management-level employees and, together with all of our independent directors, approves the compensation of our Chief Executive Officer. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel and grants awards under the 2004 Incentive Plan. The committee has the sole authority to retain and terminate compensation consultants or other advisors to assist it with its duties. The committee has the sole authority to approve the fees and other retention terms of any such consultant or advisor. The committee may form and delegate its authority to subcommittees where appropriate. For a discussion of the objectives and philosophy of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 12. For a description of the 2004 Incentive Plan, see “Compensation Discussion and Analysis—Stock Options and Grants” on page 14 and “Proposal 2: Reapproval of Performance Goals under the 2004 Incentive Plan” on page 27.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Scott (Chairman), Hanley and Rogers and Ms. Cothran. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met on four occasions during 2008. This committee develops and recommends to our Board of Directors appropriate corporate governance guidelines and policies, monitors and evaluates the implementation of these guidelines and policies, identifies individuals qualified to act as directors and recommends director candidates to our Board for nomination by our Board.

Nominating and Corporate Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the skills and experience of individual board members as well as the skills and experience of our Board as a whole. In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence, skills and experience in the context of our Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Corporate Governance Committee’s charter provides that the Nominating and Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominating and Corporate Governance Committee through the method described under “—Communications with Our Board” above. In addition, in accordance with our amended bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to our Board of Directors so long as that shareholder complies with the procedures set forth in our amended bylaws and summarized in “Shareholder Proposals” beginning on page 34. There are no differences in the manner in which the committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The Nominating and Corporate Governance Committee did not receive any recommendations from any shareholders in connection with the annual meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance, that outlines the principles, policies and laws that are intended to guide our directors, officers and employees (including our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer). We maintain several methods for the reporting of violations of our Code of Business Conduct and Ethics or other concerns, including a toll-free hotline. We prohibit retaliation of any kind against employees for good faith reports of ethical violations.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting this information on our Internet website.

Availability of Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance and in print to any shareholder upon request by contacting our corporate secretary as described in “Certain Matters Relating to Proxy Materials and Annual Reports — Notice of Internet Availability of Proxy Materials” on page 35.

Compensation of Directors

Our Board determines the form and amount of compensation for our non-employee directors based on the recommendation of the Compensation Committee, which conducts an annual review of compensation for our non-employee directors. As part of its review, the Compensation Committee considers whether a director’s independence will be jeopardized (1) if director compensation and perquisites exceed customary levels, (2) if our company makes charitable contributions to organizations with which a director is affiliated or (3) if our company enters into contracts with, or provides other indirect forms of compensation to, a director or organization with which a director is affiliated.

The following table and related footnotes present information relating to total compensation of our non-employee directors for the fiscal year ended December 31, 2008 and information relating to Mr. Thomas E. Gottwald’s retirement benefit as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Phyllis L. Cothran	$68,000	$19,935	$0	$2,907	$0	$90,842

Mark M. Gambill (3)	—	—	—	—	—	—

Bruce C. Gottwald	179,000	—	0	8,703	0	187,703

Patrick D. Hanley	69,500	19,935	0	—	0	89,435

James E. Rogers	62,000	19,935	0	—	0	81,935

Sidney Buford Scott (4)	61,000	19,935	0	—	0	80,935

Charles B. Walker	68,500	19,935	0	8,951	0	97,386

(1)	Represents (a) the dollar amount we recognized for financial reporting purposes with respect to the fiscal year ended December 31, 2008 and (b) the grant date fair market value of the 301 shares of NewMarket common stock in each case computed in accordance with FAS 123R of the shares of NewMarket common stock awarded to each non-employee director under the terms of our 2004 Incentive Plan. For a description of this plan, see “—2004 NewMarket Corporation Incentive Compensation and Stock Plan” below and “Proposal 2: Reapproval of Performance Goals under the 2004 Incentive Plan on page 27.
(2)	Represents the aggregate change in the actuarial present value from January 1, 2008 to December 31, 2008 of the retirement benefits described under “Directors’ Retirement Benefits” below for eligible directors. In the case of Mr. Scott, the actuarial present value decreased by $5,569. The current actuarial present value of this benefit for Mr. Thomas E. Gottwald is zero based on his actuarial life expectancy and assumed board retirement age. Messrs. Hanley and Rogers are not eligible for this benefit.
(3)	Mr. Gambill did not receive any compensation for the fiscal year ended December 31, 2008 because his term did not begin until January 1, 2009.
(4)	Mr. Scott will retire as Director effective when his current term ends at the 2009 annual meeting.

Non-Employee Directors’ Fees

During 2008, we paid each of our non-employee directors (a) $1,500 for attendance at each board meeting and (b) $1,500 for attendance at each meeting of a committee of our Board of Directors of which he or she is a member. In addition, we paid each the following quarterly retainers: (a) $7,500 to our non-employee directors; (b) $35,000 to our Chairman of the Board; (c) $1,250 to each member of our Audit Committee and $2,500 to the Chairman of our Audit Committee; (d) $1,250 to the Chairman of our Compensation Committee; and (e) $1,250 to the Chairman of our Nominating and Corporate Governance Committee. Each non-employee director was eligible for an annual stock grant of $20,000. We do not pay retainer or attendance fees to employee members of our Board of Directors for their service on our Board or its committees.

Directors’ Retirement Benefits

Any director who was elected to our Board on or before February 23, 1995 and who retires from our Board will receive $12,000 per year for life after age 60. The $12,000 is payable in quarterly installments. The retirement payments to former directors may be discontinued under certain circumstances. Of our current directors, Messrs. Bruce C. Gottwald, Thomas E. Gottwald, Scott and Walker, and Ms. Cothran are eligible for this benefit upon their retirement after age 60.

2004 NewMarket Corporation Incentive Compensation and Stock Plan

Under the 2004 Incentive Plan, each non-employee director is awarded on each July 1 that number of whole shares of NewMarket common stock that, when multiplied by the closing price of NewMarket common stock on the immediately preceding business day, as reported in The Wall Street Journal, equal as nearly as possible but do not exceed $20,000. The shares of NewMarket common stock awarded under the 2004 Incentive Plan are nonforfeitable and the recipient directors immediately and fully vest in the NewMarket common stock issued under 2004 Incentive Plan. Subject only to the limitations on transfer as may be specified by applicable securities laws, directors may sell their shares acquired pursuant to the 2004 Incentive Plan at any time.

Certain Relationships and Related Transactions

Thomas E. Gottwald, President, Chief Executive Officer and director of our company, is a son of Bruce C. Gottwald, Chairman of the Board of Directors of our company. The members of the family of Bruce C. Gottwald may be deemed to be control persons of our company.

Our policy is to require that any transaction with a related person required to be reported under applicable Securities and Exchange Commission rules be reviewed and approved or ratified by a committee consisting of independent directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review related person transactions on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that we have received, we believe that there has been compliance with all filing requirements applicable to our officers and directors and beneficial owners of greater than 10% of NewMarket common stock, except for an inadvertent late filing for Mark M. Gambill and and an inadvertent late filing for Mr. C. S. Warren Huang. Mr. Gambill timely filed his Initial Statement of Beneficial Ownership on Form 3 which inadvertently omitted a holding of 730 shares in a managed account. Mr. Gambill promptly filed an amended report to correct this omission. Mr. Huang’s late filing was related to two small acquisitions and a sale made by a managed account beneficially owned by Mr. Huang. A Form 4 was promptly filed once Mr. Huang became aware of these transactions.

Stock Ownership

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of January 31, 2009, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class
Common Stock	Bruce C. Gottwald 330 South Fourth Street Richmond, Virginia 23219	2,317,151	(a)	15.24%

	Floyd D. Gottwald, Jr. 330 South Fourth Street Richmond, Virginia 23219	844,685	(b)	5.56%

	LSV Asset Management 1 N. Wacker Drive Suite 4000 Chicago, Illinois 60606	822,150	(c)	5.41%

	Barclays Global Investors, NA 400 Howard Street San Francisco, California 94105	809,242	(d)	5.32%

(a)	As of January 31, 2009, Bruce C. Gottwald had sole voting and investment power over all of the shares disclosed except 18,731 shares held by his wife and 43,720 shares held in a charitable foundation as to which he disclaims beneficial ownership. This amount does not include an aggregate of 415,125 shares (2.73%) of NewMarket common stock beneficially owned by the adult sons of Bruce C. Gottwald or an aggregate of 637,220 shares (4.19%) beneficially owned by three separate trusts of which each of the adult sons of Bruce C. Gottwald and his wife are co-trustees. Bruce C. Gottwald and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of NewMarket common stock.
(b)

As of January 31, 2009, Floyd D. Gottwald, Jr. had sole voting and investment power over all of the shares except 43,720 shares held in a charitable foundation as to which he disclaims beneficial ownership. This amount does not include an aggregate 605,389 shares (3.98%) of NewMarket common stock beneficially owned by the adult sons of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr. and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of NewMarket common stock.
(c)	Information provided is based solely on Schedule 13G filed on February 17, 2009 by LSV Asset Management, which has sole voting and dispositive power over all 822,150 shares.
(d)	Information provided is based solely on Schedule 13G filed on February 5, 2009 jointly filed by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“BGI Fund”), Barclays Global Investors, Ltd. (“BGI LTD”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”) and Barclays Global Investors (Deutschland) AG (“BGI Deutschland”). Barclays reported sole voting power with respect to 223,056 shares and sole dispositive power over 269,689 shares. BGI Fund reported sole voting power with respect to 391,378 shares and sole dispositive power over 531,377 shares. BGI LTD reported sole voting power with respect to 315 shares and sole dispositive power over 8,176 shares. BGI Japan, BGI Canada, BGI Australia and BGI Deutchland each reported no beneficial ownership of shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

Directors and Executive Officers

The following table sets forth as of January 31, 2009, the beneficial ownership of NewMarket common stock by all of our directors, our Chief Executive Officer and our other executive officers listed under “Compensation of Executive Officers” on page 18 and all of our directors and current executive officers as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him or her.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power(1)	Number of Shares with Shared Voting and Investment Power		Total Number of Shares		Percent of Class(2)
Phyllis L. Cothran	3,692	—		3,692

Steven M. Edmonds	2,898	—		2,898

David A. Fiorenza	1,030	—		1,030

Mark M. Gambill	730	—		730

Bruce C. Gottwald	2,254,700	62,451	(3)	2,317,151		15.24%

Thomas E. Gottwald	197,493	32,181	(4)	229,674		1.51%

Patrick D. Hanley	2,153	—		2,153

Bruce R. Hazelgrove, III	18,931	1,070		20,353

C. S. Warren Huang	15,714	—		15,714

James E. Rogers	3,907	—		3,907

Sidney Buford Scott	15,737	—		15,737	(5)

Charles B. Walker	14,723	—		14,723

Directors and executive officers as a group (15) persons)	2,545,235	95,702		2,640,937		17.34%

(1)

The amounts in this column include shares of NewMarket common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of January 31, 2009, pursuant to the exercise of options granted under the 1982 Stock Option Plan: Thomas E. Gottwald: 30,000 shares; and the directors and current executive officers as a group: 30,000 shares.
(2)	Except as indicated, each person or group owns less than 1% of NewMarket common stock.
(3)	Mr. Bruce C. Gottwald disclaims beneficial ownership of all 62,451 of such shares.
(4)	Mr. Thomas E. Gottwald disclaims beneficial ownership of all 32,181 of such shares.
(5)	Mr. Sidney Buford Scott has pledged as security all 15,737 of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with our company. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when individual and corporate goals are achieved and to align the interests of executives and long-term shareholders. The compensation package of our named executive officers consists of four main elements:

1.	base salary in the 50th percentile range among peer group companies;

2.	annual performance awards payable in cash and tied to corporate and individual objectives;

3.	periodic awards of stock options and grants intended to achieve unity of interest between executives and shareholders; and

4.	benefit plans designed to promote long-term employment.

Process for Setting Executive Compensation

The Compensation Committee, referred to as the Committee in this discussion, is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance shareholder value, rewards superior performance and is justified by returns available to shareholders. The Committee annually reviews and approves for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of compensation, corporate goals and objectives and performance in light of the stated goals and objectives. Additionally, the Committee reviews and approves the base salary, annual and long term incentive opportunities, employment agreements, severance agreements, change in control agreements, if applicable, and any other special or supplemental benefits of the named executive officers. All of our independent directors also approve the compensation of the Chief Executive Officer. The Chief Executive Officer annually provides the Committee a written evaluation of each named executive officer’s performance based on the goals and objectives developed by the Chief Executive Officer and named executive officer at the beginning of the year. As part of the evaluation, the Chief Executive Officer provides a statement of the named executive’s accomplishments versus established goals to support the compensation recommended to the Committee.

Under its charter, the Committee has the sole authority to retain and terminate one or more compensation consultants or other advisors to assist it with its duties. For 2008, the Committee engaged Frederic W. Cook & Co., Inc. as its compensation consultant to advise it on our executive compensation program and to provide it with market benchmarking data. The Committee provided instructions to the consultants pertaining to the scope of work to be performed but did not direct the manner in which the work was performed.

Peer Group and Compensation Targets

With the assistance of Frederic W. Cook & Co., the Committee selected a compensation peer group of companies similar to us in size or business. The peer group is used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have businesses that compete with us for executive talent. The Committee reviews benchmark data prepared by Frederic W. Cook & Co. to ensure that our executive compensation program is competitive.

The following 11 companies comprise the peer group used in connection with 2008 compensation: Arch Chemicals, Inc., Compass Minerals Group, Inc., Fuller, Innospec, Lubrizol, Minerals Technologies Inc., OM Group, Inc., A. Schulman, Inc., Sensient Technologies Corporation, Stepan Company and Tredegar Corporation.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. We seek to pay salaries within the 50th percentile for peer group companies and have historically found that maintaining salaries within a 15% range of that percentile allows us to retain our existing executives and hire the desired caliber of new talent when required. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and market data regarding comparable positions within peer group companies. In determining and setting base salary, the Committee considers all of these factors, though it does not assign specific weights to any factor.

Our annual review of market data regarding compensation paid by the peer group companies revealed that the median base salaries of our named executive officers for 2008 ranged between 78% and 98% of the median base salary for executives in comparable positions. In 2008, the named executive officers received median raises in salary of 3.8%. Overall, the salary increases fell within the 2008 merit increase guidelines for rewarding performance based upon the accomplishment of the goals and objectives established at the beginning of the year. The Committee generally considers revisions to base salary for each named officer one year after the last change to base salary for that officer.

In December 2008, Frederic W. Cook & Co. provided the Committee comparative market data on compensation practices and programs of competitors and companies of comparable size. According to the analysis done by Frederic W. Cook & Co., the total cash compensation of Mr. Thomas E. Gottwald was below the median of competitors and companies of comparable size. As a result and in accordance with the Committee’s objective of paying executive total cash compensation near the 50th percentile of peer group companies, the Committee approved 2008 total cash compensation (bonus and salary) of $1,125,000 for Mr. Gottwald.

Bonus

The objectives of our Management Bonus Plan, which became effective January 1, 2003 and which we refer to in this proxy statement as the Bonus Plan, are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their invention, ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success. Each of our employees is eligible for consideration for an annual cash award under the Bonus Plan. The Chief Executive Officer makes recommendations regarding bonus awards, but the Committee has sole and final authority and discretion in designating employees to whom awards are made, the size of the award, if any, and its terms and conditions. The Bonus Plan is comprised of three components: the bonus pool, measuring individual performance and corporate performance and weighting of performance measures (individual and corporate).

Bonus Pool. After the end of each fiscal year, we calculate the annual bonus pool available under the Bonus Plan for that fiscal year. The annual bonus pool is calculated as a percentage of operating profit excluding nonrecurring items (corporate performance). The specific percentage is subject to approval by the Committee and is determined on an annual basis. For bonus awards made in early 2009 based on 2008 performance, the Committee approved a bonus pool consisting of 4% of our 2008 operating profit. Since the Bonus Plan’s inception we have used operating profit as the financial indicator from which to create the bonus pool. The Committee believes that operating profit effectively represents the quality and quantity of corporate performance for determining whether bonuses are appropriate in any given year. Funding of the bonus pool serves as the basis for determining payout targets. We arrived at 4% of operating profit as the appropriate funding percentage for the bonus pool through the annual budgeting process and projecting potential results with the objectives of rewarding and retaining key employees for annual performance. The payout targets are determined first by the job level then adjusted for the individual and corporate performance measures discussed below. The payout target is expressed as a percentage of base salary. The Bonus Plan does not guarantee an annual payout, but establishes guidelines for deriving the bonus pool. The actual bonuses paid may be less than the bonus pool. Bonus awards made in early 2009 based on 2008 performance totaled approximately 3.6% of our 2008 operating profit. The Committee believes the bonus awards for 2008 performance were appropriate to achieve the objectives of the Bonus Plan and recognize individual contributions even though the total amount of the bonus awards was less than the available bonus pool.

Measuring Individual Performance and Corporate Performance. At the beginning of each year, each eligible employee establishes personal goals and objectives for the upcoming year. These goals and objectives are reviewed with and approved by the employee’s manager. The goals and objectives of senior management are reviewed by the Chief Executive Officer and the Committee. After the end of each year, each eligible employee receives an annual performance review and is assigned a rating based on individual performance. The rating determines the percentage of the target payout for which an employee is eligible. Based on this assessment, an employee may receive up to 150% of the target payout for which he or she is eligible for the individual performance component.

Corporate performance is based on the achievement of general corporate goals such as the continued strength of our petroleum additives segment and the successful completion of other specified corporate objectives. An employee may receive up to 100% of the target payout for which he or she is eligible for the corporate performance component.

Weighting of Performance Measures (Individual and Corporate). The Bonus Plan provides for weighting the corporate performance measure and individual performance measure according to the level/responsibility in our company. The awards for the executive level positions and sales positions are weighted more heavily by the corporate performance measure and less by the individual performance measure. Awards for the non-executive/non-sales positions are weighted more heavily by the individual performance measure than the corporate performance measure. This practice ensures that managers who have the most influence over corporate results receive awards that are primarily based on corporate results. When we have a successful year and exceed our financial goals, employees may receive higher payouts. Consequently, when financial results are not as good, the result may be lower payouts to employees.

Management reviews the individual’s performance, the individual’s base pay/total compensation package relative to the peer group companies, the target incentive as established by the Bonus Plan and, based on all of these factors, establishes a proposed pay out recommendation for the Committee’s consideration. The Committee uses the recommendations derived from the process set forth above as guidelines to determine the bonus payments, but has discretion to raise or lower the recommended bonus amounts for any individual.

As shown in the Summary Compensation Table, in early 2009, we awarded each of the named executive officers bonuses based primarily on our success in 2008, including the strong performance of the petroleum additives business in a difficult economic environment. The bonuses awarded for 2008 performance met the targeted payout under the Bonus Plan. Overall the bonuses fell within the established guidelines under the Bonus Plan for rewarding performance based upon prescribed objectives.

We believe our methodologies for awarding salary and bonus have allowed and will continue to allow us to meet the objectives of the compensation program.

Special Bonus. In June 2008, the Committee, taking into consideration the successful management of our Afton Chemical Corporation subsidiary, approved a special recognition bonus of $60,000 for C.S. Warren Huang, President of Afton Chemical.

Stock Options and Grants

We encourage, but do not insist on, executive ownership of NewMarket common stock. Methods of supporting ownership include the 2004 Incentive Plan and the company sponsored Savings Plan, which is discussed under “—Benefits” below.

Under the 2004 Incentive Plan, we may grant executives and any employee or Board member options to purchase shares of NewMarket common stock, stock appreciation rights (SARs) along with those options, stock awards and incentive awards. We believe that the 2004 Incentive Plan will allow us to recruit and retain talented individuals by enabling such individuals to participate in our future success and align their interests with our interest and those of our shareholders. The Committee administers the 2004 Incentive Plan and has sole discretion to grant awards and place conditions on those awards in accompanying agreements, including on such factors as the exercisability of all or part of an option or SAR or on the transferability or forfeitability of any stock or incentive award by requiring, for example, the completion of a specified period of service with our company or our achievement of a certain level of financial performance or financial return. A grant of stock options entitles the executive to purchase a specified number of shares of common stock at a price the Committee fixes at the time of granting the option; provided, however, the price may not be less than the shares’ fair market value on the date of grant. At the time it grants the option, the Committee fixes the maximum period in which the option may be exercised but that period cannot exceed 10 years.

The 2004 Incentive Plan also contains change in control provisions that provide that if the agreement accompanying each award so provides, on or after the date of a change in control any option award and any SAR granted along with an option vest immediately, any stock award becomes immediately transferable and nonforfeitable and any incentive award is deemed earned in its entirety. We believe the change in control provisions provide flexibility as a tool to both attract and retain top talent.

Stock based compensation has been used as a retention tool and a long-term incentive mechanism for key employees. The most recent grants were awarded in 2001 and 2002. Consideration of new grants is made annually. Given other components of total compensation and general conditions within the industry, the Chief Executive Officer has not recommended any additional grants over the past six years. We will continue to evaluate the need and effectiveness of stock based awards on an annual basis.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Benefits

We offer a number of retirement-related plans to provide security for current and future needs of our employees, including our named executive officers and their families. We believe that our benefit plans further our goals of attracting and retaining highly-qualified named executive officers. Our retention programs create management stability and solidify alignment of interest between the named executive officers and our long-term shareholders.

Pension Plan. We maintain a tax-qualified, defined benefit pension plan, which we refer to in this proxy statement as the Pension Plan, aimed at allowing employees, including the named executive officers, to retire comfortably at age 65. The Pension Plan is a final average pay plan based on an average of the participant’s three consecutive highest-paid years in the ten year period preceding retirement. Benefits are paid on a monthly basis according to the participant’s elected form of payment.

Savings Plan. In addition to the Pension Plan, we maintain a tax-qualified savings plan, which we refer to in this proxy statement as the Savings Plan, designed to provide employees, including the named executive officers, with a tax-effective method for saving for a comfortable retirement. We contribute 50% of the first 10% of base pay that the participant contributes to the Savings Plan in the form of NewMarket common stock. The participant’s contribution is 100% vested at all times, while company contributions vest incrementally until five years of service, when they become fully vested.

Based on market research conducted by Watson Wyatt Worldwide, a third party consulting company that provides our actuarial data, we have determined that the pension and savings plan benefits we award to the named executive officers are competitive when compared with benefit plans maintained by other peer group companies.

Excess Benefit Plan. Because the Internal Revenue Code places limitations on the contributions highly-paid employees, such as the named executive officers, can make to the Pension Plan and the Savings Plan, we also provide an excess benefit plan, which we refer to in this proxy statement as the Excess Benefit Plan, to which we credit additional amounts for each participant such that the participant receives the benefits that would have been received but would otherwise exceed Internal Revenue Code limitations. A participant does not become eligible to receive payments under the Excess Benefit Plan unless employment terminates at a time or as a result of an event that would have caused the benefits to vest under the Pension Plan. All benefits under the Excess Benefit Plan are paid out of our general assets.

We believe these benefit programs allow us to attract and retain executives whose judgment, abilities and experience contribute to our continued success. We conduct annual reviews of the performance of the Savings Plan to ensure that participants are offered a breadth of investment options and services that will enable them to work toward a financially secure future.

Agreements with Executive Officers

We currently do not have employment agreements or change in control agreements with any of our executive officers. We have, however, entered into additional benefit agreements with Mr. Huang. The final accrual under the original additional benefit agreement (the Original Additional Benefit Agreement) was made in December 2008. Subsequently, we have entered into a new additional benefit agreement with Mr. Huang (the New Additional Benefit Agreement).

Under the Original Additional Benefit Agreement, we agreed to credit to Mr. Huang an amount equal to 1/12th of $200,000 on the first day of each month commencing on January 1, 2006 and ending December 1, 2008. On December 31, 2006, Mr. Huang became 50% vested in his benefit and became 100% vested on December 31, 2007. Mr. Huang first becomes entitled to receive cash payments from the account after his employment with us ends but payments do not begin earlier than the first day of the month following the six-month anniversary of Mr. Huang’s termination of employment. If he dies or becomes disabled, he or his beneficiary receives the vested percentage of his account. In no case will Mr. Huang receive payments under the account if he is dismissed for cause or permitted to retire or resign in lieu of dismissal for cause or if he engages upon termination of his employment with us in certain prohibited conduct we consider competitive.

Under the New Additional Benefit Agreement, we agreed to credit to Mr. Huang an amount equal to 1/12th of $275,000 on the first day of each month commencing on January 1, 2009 and ending December 31, 2009. On December 31, 2009 Mr. Huang will become 100% vested in his benefit and will be paid the value of his account. If he dies or becomes disabled before December 31, 2009, he or his beneficiary receives the amount credited to his account. If Mr. Huang terminates his employment (other than for death or disability) prior to December 31, 2009 or engages in prohibited conduct, he will forfeit his entire interest in the New Additional Benefit Agreement for 2009.

We believe that these agreements with Mr. Huang appropriately recognize his leadership during a period of transition for NewMarket and reward his contribution to our success.

Other Policies

Internal Revenue Code Section 162(m) allows us to deduct compensation in excess of $1 million paid to our executive officers if certain criteria are satisfied. Awards made under the 2004 Incentive Plan generally will meet such criteria. Bonus Plan awards do not meet such criteria because the Committee exercises discretion in determining awards based on individual performance factors the Committee deems relevant as described above under “Bonus.” The Committee does not, however, anticipate awarding compensation under the Bonus Plan that would result in the loss of a material tax deduction.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James E. Rogers, Chairman
Phyllis L. Cothran
Patrick D. Hanley
Charles B. Walker

February 19, 2009

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information with respect to total compensation of our Chief Executive Officer, our Principal Financial Officer and the three other most highly compensated executive officers of our company, whom we refer to in this proxy statement as the named executive officers, for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Thomas E. Gottwald President and Chief Executive Officer	2008	$650,000	$475,000		$0	$0	$0	$184,043	$32,500	$1,341,543
	2007	528,000	450,000		0	0	0	64,721	26,400	1,068,671
	2006	510,000	350,000		0	0	0	56,317	25,500	941,817

David A. Fiorenza Vice President, Treasurer and Principal Financial Officer	2008	$276,308	$150,000		$0	$0	$0	$153,422	$13,815	$593,545
	2007	267,008	150,000		0	0	0	90,322	13,350	520,680
	2006	258,692	110,000		0	0	0	78,542	12,934	460,168

C. S. Warren Huang President of Afton Chemical Corporation	2008	$355,100	$425,000	(4)	$0	$0	$0	$248,932	$217,755	$1,246,787
	2007	338,125	325,000		0	0	0	148,721	216,906	1,028,752
	2006	322,775	250,000		0	0	0	86,762	216,138	875,675

Steven M. Edmonds Vice President and General Counsel	2008	$272,975	$175,000		$0	$0	$0	$50,570	$13,649	$512,194
	2007	260,000	150,000		0	0	0	32,006	13,000	455,006
	2006	250,275	110,000		0	0	0	29,395	12,514	402,184

Bruce R. Hazelgrove, III Vice President- Corporate Resources	2008	$265,600	$190,000		$0	$0	$0	$49,622	$13,280	$518,502
	2007	221,975	175,000		0	0	0	19,405	11,099	427,479
	2006	213,858	125,000		0	0	0	16,292	10,692	365,842

(1)	The amounts in this column represent salaries before compensation reduction payments under the Savings Plan. The Savings Plan is a plan qualified under Section 401 of the Internal Revenue Code.
(2)	The amounts indicate the aggregate change in the actuarial present value of each of the named executive officer’s accrued benefit under the Pension Plan and the Excess Benefit Plan, which collectively we refer to in this proxy statement as the pension retirement plans, from December 31, 2007, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2007, to December 31, 2008, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2008. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we used the same assumptions used for financial reporting purposes under GAAP, including that (a) the retirement age is the normal retirement age (age 65) under the pension retirement plans, (b) a 6.375% discount rate for the measurement period ended December 31, 2007 and a 6.25% discount rate for the measurement period ended December 31, 2008, (c) the named executive officer will remain in our employ until he reaches the normal retirement age and (d) payments will be made on a straight-life monthly annuity basis. For a description of the assumptions we used, see Note 18 to our consolidated financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” both of which are included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement.

(3)	We credited the following amounts under each of the plans or agreements listed below to each named executive officer:

Name	Savings Plan ($)	Excess Benefit Plan ($)	Additional Benefit Agreement		Total ($)
Thomas E. Gottwald	$11,500	$21,000	$0		$32,500

David A. Fiorenza	11,500	2,315	0		13,815

C. S. Warren Huang	11,500	6,255	200,000	(a)	217,755

Steven M. Edmonds	11,500	2,149	0		13,649

Bruce R. Hazelgrove, III	11,500	1,780	0		13,280

(a)

Represents the aggregate monthly amount credited to Mr. Huang under the Original Additional Benefit Agreement. During 2008, we credited, monthly, to Mr. Huang an amount equal to  1/12th of $200,000. As of December 31, 2008, 100% of that amount had vested. For further discussion, please see “Additional Benefit Agreement” below.

(4)	This amount includes a $60,000 special bonus granted to Mr. Huang in June 2008 by the Compensation Committee in consideration for the successful management of our Afton Chemical Corporation subsidiary.

Additional Benefit Agreement

We entered into the New Additional Benefit Agreement for 2009 with Mr. Huang on December 17, 2008. This agreement provides that commencing on January 1, 2009 and through December 31, 2009 (or until the first day of the month preceding his termination of employment, if earlier), we will credit monthly to Mr. Huang an amount equal to 1/12th of $275,000. Mr. Huang will become 100% vested in his benefit on December 31, 2009 and will be paid the value of his account on that date, payable in a single lump sum in cash. If Mr. Huang terminates his employment (other than for death or disability) prior to December 31, 2009 or engages in prohibited conduct, he shall forfeit his entire interest in the agreement.

Previously, we entered into the Original Additional Benefit Agreement with Mr. Huang on May 1, 2006. Pursuant to the terms of this agreement, commencing on January 1, 2006 and through December 31, 2008 (or until the first day of the month preceding his termination of employment, if earlier), we credited monthly to Mr. Huang an amount equal to 1/12th of $200,000. Fifty percent of the amount credited became vested on December 31, 2006 and 100% of the amount credited to Mr. Huang became vested on December 31, 2007. Generally, Mr. Huang will not be eligible to receive this additional benefit, which will be paid in cash, until six months after termination of his employment from our company or our affiliates. In the event that Mr. Huang is dismissed for cause (for fraud, dishonesty or the conviction of, or pleading guilty to, a felony, or embezzlement from our company or an affiliate) or he engages, without the consent of our company, in prohibited conduct within 36 months following the termination of his employment for any reason from our company, he will forfeit his entire interest in the agreement.

The term “prohibited conduct” generally means engaging in competitive activities or working for, owning, managing, operating, controlling or participating in the ownership, management, operation or control of an entity or person engaged in competitive activities, or providing consulting or advisory services to an entity or person engaged in competitive activities. The term “competitive activities” generally means business activities relating to products or services of the same or similar type as the products or services (1) which are sold (or, under an existing business plan, will be sold) to our paying customers and (2) for which Mr. Huang has the responsibility to plan, develop, manage, market or oversee, or had any such responsibility within Mr. Huang’s most recent 36 months of employment with our company.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised stock options for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2008. There were no other equity awards such as SARs or similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) or incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas E. Gottwald	30,000	0	0	$4.35	September 28, 2011

David A. Fiorenza	0	0	0	—	—

C. S. Warren Huang	0	0	0	—	—

Steven M. Edmonds	0	0	0	—	—

Bruce R. Hazelgrove, III	0	0	0	—	—

(1)	We issued these options in 2001 under Ethyl Corporation’s 1982 Stock Option Plan. We provided stock-based compensation opportunities for executives and key employees under the 1982 Stock Option Plan until March 2, 2004, when the plan terminated. No further options will be granted under the 1982 Stock Option Plan

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options for the named executive officers during the fiscal year ended December 31, 2008. There were no other exercises of options, SARs or similar instruments or vesting of stock (including restricted stock, restricted stock units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David A. Fiorenza	8,000	588,000

C. S. Warren Huang	15,000	582,900

Steven M. Edmonds	20,000	1,260,000

Pension Benefits

The following table presents information as of December 31, 2008 concerning each defined benefit plan of our company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas E. Gottwald	Pension Plan	17	(1)	$123,301	$0
	Excess Benefit Plan (Pension Plan Component)	17	(1)	523,011	0

David A. Fiorenza	Pension Plan	35		$363,621	0
	Excess Benefit Plan (Pension Plan Component)	35		391,755	0

C. S. Warren Huang	Pension Plan	29		$317,191	0
	Excess Benefit Plan (Pension Plan Component)	29		744,309	0

Steven M. Edmonds	Pension Plan	6		$124,766	0
	Excess Benefit Plan (Pension Plan Component)	6		58,608	0

Bruce R. Hazelgrove, III	Pension Plan	12		$113,965	0
	Excess Benefit Plan (Pension Plan Component)	12		54,188	0

(1)	As of December 31, 2008, Mr. Thomas Gottwald had 22 years of service with our company and affiliate or predecessor employers, but only 17 years were applicable as credits for service under the Pension Plan and Excess Benefit Plan. Mr. Thomas Gottwald could not apply his full 22 years of service with our company and affiliate or predecessor employers because he had not continuously worked for our company and affiliate or predecessor employers for 22 years. For a period of time, he worked for an entity unrelated to our company and affiliate or predecessor employers.

For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we used the same assumptions used for financial reporting purposes under GAAP, including that (a) the retirement age is the normal retirement age (age 65) under the pension retirement plans, (b) a 6.25% discount rate for the measurement period ended December 31, 2008, (c) the named executive officer will remain in our employ until he reaches the normal retirement age and (d) payments will be made on a straight-life monthly annuity basis. For a description of the assumptions we used, see Note 18 to our consolidated financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” both of which are included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement.

Pension Plan

We maintain the Pension Plan, which is a defined benefit plan that covers, generally, full-time salaried employees of our company and participating subsidiaries who are not covered by a collective bargaining agreement. We have reserved the right to terminate or amend the Pension Plan at any time, subject to certain restrictions identified in the Pension Plan.

The benefit formula under the Pension Plan is based on the participant’s final-average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for each of our named executive officers as of December 31, 2008, were: Thomas E. Gottwald, 17; David A. Fiorenza, 35; C. S. Warren Huang, 29; Steven M. Edmonds, 6; and Bruce R. Hazelgrove, III, 12. Benefits under the pension retirement plans are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits are not subject to reduction for Social Security. On December 31, 2000, we terminated our tax-qualified defined benefit plan for our salaried employees in the United States, which for the purposes of this discussion we refer to as the prior plan, and implemented the Pension Plan with an identical formula on January 1, 2001. For purposes of determining pension benefit service under the Pension Plan, participants receive credit for years of pension benefit service earned under the prior plan; however, their benefits under the Pension Plan are offset by benefits that we paid to them under the prior plan.

Subject to certain limitations, a participant who reaches normal retirement age (65 years of age) receives an annuity for life payable monthly beginning on his normal retirement date (as defined in the Pension Plan) at a monthly allowance equal to the difference between the following:

•	1.1% of his final average pay plus 1.5% of the excess of his final average pay over his covered compensation, multiplied by his number of years of pension benefit service; and

•

the sum of (1) any annual benefit accrued or paid under any other qualified defined benefit plan sponsored or previously maintained by an affiliate of our company or any predecessor employer, (2) any annual benefit accrued under a multi-employer defined benefit plan contributed to by an affiliate of our company on behalf of the participant and (3) the participant’s December 31, 2000 accrued benefit under the prior plan, which we paid out when we terminated the prior plan.

Subject to certain limitations, a participant who retires before his normal retirement date and who has completed 10 years of vesting service and reached age 55 may receive a monthly annuity beginning on his early retirement date (as defined in the Pension Plan).

The early retirement annuity is based on the participant’s normal retirement benefit but is reduced actuarially to reflect commencement prior to age 65. However, an eligible participant who retires on and after August 31, 2006, on an early retirement date will receive the greater of his benefit at termination reduced actuarially from age 65 or his accrued benefit at July 31, 2006, reduced by the early retirement factors in effect before that date. Messrs. Fiorenza and Huang are eligible for early retirement under the Pension Plan.

Excess Benefit Plan

The Internal Revenue Code limits the amount of pension benefits companies may pay under federal income tax qualified plans. As a result, our Board of Directors adopted the Excess Benefit Plan, under which we will make additional payments so that a person affected by the Internal Revenue Code limitations will receive the same amount he otherwise would have received under the Pension Plan and the Savings Plan but for the Internal Revenue Code limitations. We have reserved the right to terminate or amend the Excess Benefit Plan at any time.

We maintain the Excess Benefit Plan in the form of a nonqualified pension plan that provides eligible individuals the difference between the benefits they actually accrue under our Pension Plan and Savings Plan and the benefits they would have accrued under those plans but for the maximum benefit and the limit on annual additions and the limitation on compensation that may be recognized under the Internal Revenue Code. The Excess Benefit Plan is divided into two components, a component for excess contributions credited under the Savings Plan formula and a component for excess benefits accrued under the Pension Plan formula. With respect to the Pension Plan component of the Excess Benefit Plan, which we refer to in this proxy statement as the Pension Plan component, the eligible individuals will accrue the amount that they would have accrued under the Pension Plan but for the limitations recognized by the Internal Revenue Code. With respect to the Savings Plan component of the Excess Benefit Plan, which we refer to as the Savings Plan component, the eligible individuals will be credited with the matching contributions that the company would have made to the Savings Plan but for the limitations recognized by the Internal Revenue Code. The Savings Plan component is hypothetically invested phantom shares of NewMarket common stock based on the fair market value at the end of the month in which the amounts are credited. The amounts credited to the Savings Plan component reflect contributions that cannot be made to the Savings Plan because of Internal Revenue Code limitations or are phantom dividends on shares of phantom stock already credited to the participant’s account.

Benefits accrued under the two components of the Excess Benefit Plan are distributed in the following manner: (1) the Pension Plan component is paid in cash (A) with respect to benefits earned prior to January 1, 2005 at the same time and in the same form as benefits are paid to the eligible individuals under the Pension Plan and (B) with respect to benefits earned after December 31, 2004, in an annuity form elected by the participant and (2) the Savings Plan component is paid in cash (a cash amount equal to the fair market value of NewMarket common stock on the date of payment) in a lump sum following termination of employment. For those participants who are considered “key employees” under the Internal Revenue Code, generally they will not begin to receive payment on benefits they earn under the Excess Benefit Plan after December 31, 2004 for six months following termination of their employment. The fair market value of NewMarket common stock was $55.69 on December 31, 2007 and $34.91 on December 31, 2008. All benefits under the Excess Benefit Plan vest if the participant is terminated (other than for reasons of fraud and dishonesty) within three years of a change in control of our company (as defined in the Excess Benefit Plan).

Nonqualified Deferred Compensation

The following table presents information concerning the Savings Plan component of our Excess Benefit Plan, which provides for the deferral of compensation paid to or earned by the named executive officers on a basis that is not tax qualified, and the benefit credited to Mr. Huang under the Original Additional Benefit Agreement. For a discussion of our Excess Benefit Plan, see “Pension Benefits—Excess Benefit Plan” on page 22.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas E. Gottwald	$0	$21,000	$(221,797)	$0	$412,559

David A. Fiorenza	0	2,315	(32,364)	0	60,643

C. S. Warren Huang	0	206,255	(82,037)	0	152,521

Steven M. Edmonds	0	2,149	(3,679)	0	11,995

Bruce R. Hazelgrove, III	0	1,780	(1,153)	0	2,870

(1)	For further discussion, see footnote 3 under the Summary Compensation Table on page 19.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Additional Benefit Agreement with Mr. Huang

On May 1, 2006, we entered into the Original Additional Benefit Agreement with Mr. Huang. Pursuant to the terms of this agreement, commencing on January 1, 2006 and through December 31, 2008, we credited monthly to Mr. Huang an amount equal to  1/12 th of $200,000. One hundred percent of the amount credited to Mr. Huang became vested on December 31, 2008. Generally, Mr. Huang will not be eligible to receive this additional benefit, which will be paid in cash, until six months after termination of his employment from our company or our affiliates. In the event that Mr. Huang is dismissed for cause (for fraud, dishonesty or the conviction of, or pleading guilty to, a felony, or embezzlement from our company or an affiliate) or he engages, without the consent of our company, in prohibited conduct within 36 months following the termination of his employment for any reason from our company, he will forfeit his entire interest in the agreement.

Except in the case of death or disability, Mr. Huang first becomes eligible to receive payments under the Original Additional Benefit Agreement when his employment with our company ends but payments do not begin earlier than the first day of the month following the six-month anniversary of Mr. Huang’s termination of employment. Mr. Huang has elected to receive those payments in cash.

Assuming Mr. Huang had resigned from our company on December 31, 2008, or if he had been dismissed on that date for reasons other than for cause, he would at that time have been 100% vested in his benefit and would have been entitled to a single, lump sum payment of $600,000.

Assuming Mr. Huang had died or had become disabled on December 31, 2008, he or his beneficiary would have been entitled to 100% of the value of his benefit, or $600,000. We would have made this payment in a single, lump sum.

Assuming Mr. Huang dies or becomes disabled after December 31, 2008, but prior to his termination of employment with our company, he or his beneficiary will be entitled to the vested percentage (100%) of the value of his benefit as of the date of death or disability. We will pay that amount in a single, lump sum. If Mr. Huang dies after payments have begun but before the distribution of his entire interest in the account, his beneficiary will be entitled to the remaining balance of the account in a single, lump sum payment.

2004 Incentive Plan

Subject to the terms of any agreements accompanying awards under the 2004 Incentive Plan, on or after the date of a change in control of our company (as defined in the 2004 Incentive Plan), any option award granted to the executive and any SAR granted along with that option vests immediately, any stock award granted to the executive becomes immediately transferable and nonforfeitable and any incentive award granted to the executive is deemed earned in its entirety.

The Compensation Committee, which administers the 2004 Incentive Plan, may prescribe at the time it makes awards under the Plan in the agreements accompanying the awards other provisions related to vesting, transferability or forfeitability of awards in the case of death, disability, retirement or termination of the named executive officers. We have not made any awards to named executive officers under the 2004 Incentive Plan.

Excess Benefit Plan

Termination Following a Change in Control. In the event of a change in control of our company (as defined in the Excess Benefit Plan), if the executive is terminated within a three-year period commencing on the change in control date, for reasons other than fraud, dishonesty, conviction of, or pleading guilty to, a felony or embezzlement from our company, he will be fully vested in all benefits he has accrued under the Excess Benefit Plan as of the date his employment is terminated.

Upon termination, the executive will receive benefits under the Pension Plan component of the Excess Benefit Plan (1) with respect to benefits earned prior to January 1, 2005, the date the executive’s benefits commence under the Pension Plan with respect to the Pension Plan component or (2) with respect to benefits earned on and after January 1, 2005, on the later of separation from service or participant’s early retirement date under the Pension Plan, the Savings Plan component is paid the first day of the month following the executive’s separation from service. Benefits under the Savings Plan component are paid in cash in a single lump sum. Benefits under the Pension Plan component are paid in an annuity form. For those participants who are considered “key employees” under the Internal Revenue Code, generally they will not begin to receive payment on benefits they earn under the Excess Benefit Plan after December 31, 2004 for six months following termination of their employment.

Retirement; Other Terminations; Disability; and Death. If an executive retires, becomes disabled, dies or terminates employment with our company due to reasons other than fraud, dishonesty, conviction of or pleading guilty to a felony or embezzlement, and any one of those events occurs at a time that would have caused his benefits under the terms of the Pension Plan or Savings Plan to vest, the executive will be entitled to a benefit equal to the actuarial equivalent of the difference between the benefits that have accrued to the executive under the Pension Plan plus the employer-provided accrued benefit (exclusive of earnings reduction contributions) under the Savings Plan and the benefits the executive would have accrued under the Pension Plan plus the company-provided accrued benefit (exclusive of earnings reduction contributions) under the Savings Plan but for the application of Internal Revenue Code Sections 415 and 401(a)(17).

Upon the occurrence of any of the events described above, the executive or his beneficiary will receive benefits under the Pension Plan component of the Excess Benefit Plan (1) with respect to benefits earned prior to January 1, 2005, the date the executive’s benefits commence under the Pension Plan or (2) with respect to benefits earned on and after January 1, 2005, on the later of separation from service or participant’s early retirement date under the Pension Plan, the Savings Plan component is paid the first day of the month following the executive’s separation from service. Benefits under the Savings Plan component are paid in cash in a single lump sum. Benefits under the Pension Plan component are paid in an annuity form. For those participants who are considered “key employees” under the Internal Revenue Code, generally they will not begin to receive payment on benefits they earn under the Excess Benefit Plan after December 31, 2004 for six months following termination of their employment.

The table included below provides information with respect to the present value of the benefits we would have had to pay to the named executive officers or their beneficiaries under the provisions of the Excess Benefit Plan assuming any of the events described above had occurred on December 31, 2008.

Name	Retirement		Termination	Termination Due to a Change in Control	Disability	Death(1)
Thomas E. Gottwald	$0	(2)	$523,011	$523,011	$523,011	$243,462

David A. Fiorenza(3)	391,200		391,755	391,755	391,755	183,557

C. S. Warren Huang(3)	719,698		744,309	744,309	744,309	351,798

Steven M. Edmonds	0	(2)	58,608	58,608	58,608	27,845

Bruce R. Hazelgrove, III	0	(2)	54,188	54,188	54,188	25,344

(1)	The amounts to which the named executive officers’ surviving spouses or beneficiaries would have been entitled on December 31, 2008 are reduced because the Excess Benefit Plan provides that if a participant dies while in the service of our company, his surviving spouse will receive payments in the form of a joint and survivor annuity at a rate reduced by 50%.
(2)	As of December 31, 2008, Messrs. Thomas Gottwald, Edmonds and Hazelgrove had not met the requirements that would make them eligible to receive an early retirement payment. To be eligible for such a payment, an individual must attain the age of 55 and have been in our company’s employ for 10 years.
(3)	The amounts presented for Messrs. Fiorenza and Huang are based on an immediate commencement of benefits as they were both eligible to retire on December 31, 2008.

PROPOSAL 2:

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2004 INCENTIVE PLAN

Our 2004 Incentive Compensation and Stock Plan (the “2004 Incentive Plan”) was approved by our shareholders at the 2004 annual meeting. The purpose of the 2004 Incentive Plan is to assist us in recruiting, retaining, and motivating highly qualified individuals. The 2004 Incentive Plan enables participants to share in our future success through the grant of stock options, stock appreciation rights (“SARs”), stock awards, and incentive awards that may be paid in cash or stock.

Shareholders are being asked to reapprove the material terms of the performance goals established under the 2004 Incentive Plan. The approval is necessary to preserve our federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This reapproval only applies to the material terms of the performance goals. The other terms of the existing 2004 Incentive Plan including the number of authorized shares are not affected by this proposal.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid by us to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid and the reapproval of such performance goals every five years.

The following paragraphs summarize the material terms of the 2004 Incentive Plan, including the 2004 Incentive Plan’s provisions regarding eligibility, the types of awards that may be made, the performance criteria that may be applied to awards, and the limits on awards and benefits that may be paid to a participant.

Material Terms of Performance Goals

Eligibility. The Compensation Committee of our Board of Directors administers the 2004 Incentive Plan. The Compensation Committee is authorized to select the individuals who will receive 2004 Incentive Plan awards. Any employee or member of our Board of Directors or a related entity may receive a 2004 Incentive Plan award if the Compensation Committee determines that he or she has contributed, or can be expected to contribute, to the profits or growth of NewMarket or a related entity. There are approximately 1,280 employees and seven non-employee directors eligible to receive awards under the 2004 Incentive Plan. A related entity is any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, NewMarket, including companies that become related entities after the reapproval of the performance goals under the 2004 Incentive Plan.

The Compensation Committee may delegate to one or more of our officers its authority under the 2004 Incentive Plan with respect to grants and awards to individuals not subject to reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended. References in this Proposal to the Compensation Committee shall include any such delegate.

Performance Criteria. Certain awards may be granted under the 2004 Incentive Plan that will be earned upon the satisfaction of preestablished performance objectives and are intended to satisfy Section 162(m). These awards may take the form of restricted shares of NewMarket common stock, which will vest and become transferable on satisfaction of the performance objectives, and incentive awards, which will be paid in cash, NewMarket common stock, or a combination on satisfaction of the performance objectives. The Compensation Committee will establish performance objectives for these awards based on performance criteria, which may be stated with respect to NewMarket, a related entity, or a division or other operating unit thereof, including (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of NewMarket common stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income, (n) operating income, (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) commodity or operating revenue, and (u) market share.

The Compensation Committee will make all determinations regarding the achievement of performance objectives. Actual payments to a participant under a stock award or incentive award conditioned on satisfaction of performance objectives will be determined by applying attainment of performance criteria to the performance objective.

Limits on 2004 Incentive Plan Awards. No participant may be granted, in a single calendar year, stock options for more than 200,000 shares of NewMarket common stock. No participant may be granted, in a single calendar year, SARs for more than 200,000 shares of NewMarket common stock. For this purpose, an option and related SAR are considered a single award. Where an option is granted with a related SAR, the exercise of the option (or SAR) terminates the related SAR (or option) to the extent of the number of shares of NewMarket common stock for which the option (or SAR) is exercised. No participant may be granted, in a single calendar year, stock awards for more than 200,000 shares of NewMarket common stock. No participant may receive, in a single calendar year, an incentive award payment that exceeds $1,000,000. Individual limits on the number of shares of NewMarket common stock for which the foregoing awards may be granted shall be adjusted on certain corporate transactions as described in the following paragraph.

Other Material Terms of the 2004 Incentive Plan

Common Stock Subject to the 2004 Incentive Plan. A maximum of 1,500,000 shares of NewMarket common stock may be issued under the 2004 Incentive Plan upon the exercise of stock options and SARs, the grant of stock awards and the payment of incentive awards. This maximum number shall be adjusted, as shall the terms of outstanding 2004 Incentive Plan awards and individual award limits, as the Compensation Committee determines is equitably required in the event of a stock dividend, stock split-up, subdivision or consolidation of shares, a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, an acquisition of 30 percent of NewMarket voting stock, certain changes in the composition of our Board of Directors, or any other event that in the Compensation Committee’s judgment necessitates such action.

If a 2004 Incentive Plan award is terminated or forfeited in whole or in part without having been exercised, or becoming vested and nonforfeitable, or being earned, the number of shares subject to the 2004 Incentive Plan award may be reallocated to other options, SARs, stock awards, and incentive awards to be granted under the 2004 Incentive Plan.

The closing price of a share of NewMarket common stock on the New York Stock Exchange on March 2, 2009, was $31.30.

Administration. In addition to selecting individuals who will receive 2004 Incentive Plan awards, the Compensation Committee sets the terms of 2004 Incentive Plan awards, which may differ from participant to participant and among different Plan awards. The Compensation Committee has complete authority to interpret the 2004 Incentive Plan’s terms, prescribe award agreements, and make all other determinations necessary or advisable in the administration of the 2004 Incentive Plan.

Options. The 2004 Incentive Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are options that satisfy the requirements of Section 422 of the Code. A participant who is granted an option has the right to purchase, upon exercise of the option, a specified number of shares of NewMarket common stock at a specified exercise price. The number of shares subject to the option, and its exercise schedule, exercise price, and duration are set by the Compensation Committee. The Compensation Committee may, but is not required to, provide that all or part of an option is forfeited on termination of employment in certain circumstances. No option granted under the 2004 Incentive Plan will have an exercise price below the fair market value of the NewMarket common stock on the date of grant, or a term that extends more than ten years. The option price may be paid in cash or a cash equivalent acceptable to the Compensation Committee. The Compensation Committee may permit shares of NewMarket common stock to be used to pay all or part of the exercise price, valuing such shares at the fair market value of the NewMarket common stock on the day preceding the exercise date.

For purposes of the 2004 Incentive Plan, fair market value of the NewMarket common stock is the reported closing price of a share of NewMarket common stock on the New York Stock Exchange on the day in question or, if the NewMarket common stock was not traded on that day, the next preceding day on which it was traded.

SARs. The 2004 Incentive Plan authorizes the grant of SARs. Any SAR under the 2004 Incentive Plan will be granted with a related option. The number of shares subject to the SAR, and its exercise schedule, terms, and duration are set by the Compensation Committee. The Compensation Committee may, but is not required, to provide that all or part of an SAR is forfeited on termination of employment in certain circumstances. Exercise of the SAR for a given number of shares of NewMarket common stock terminates the related option with respect to that number of shares. Exercise of the related option terminates the SAR to the same extent. SARs entitle the holder to a payment on exercise that may not exceed the difference between the fair market value of a share of NewMarket common stock on the date of grant and the fair market value of a share of NewMarket common stock on the date of exercise. The payment may be made in cash, shares of NewMarket common stock, or a combination of cash and NewMarket common stock, at the discretion of the Compensation Committee. The term of the SAR will not exceed the term of the related option and, thus, cannot exceed ten years.

Stock Awards. The 2004 Incentive Plan authorizes the grant of stock awards. The Compensation Committee will determine the number of shares subject to a stock award, and the terms of the award. The Compensation Committee may prescribe that the terms of a stock award are forfeitable, nontransferable or otherwise restricted for a period of time. If restrictions apply to a stock award, they may relate to continued employment or attainment of performance objectives, among other things. If restrictions apply to a stock award, the restriction period will be at least three years. If restrictions apply and relate to attainment of performance objectives stated with respect to the criteria listed above under “Performance Criteria,” however, the restriction period will be at least one year. A participant may vote and receive dividends on shares of NewMarket common stock while those shares are restricted.

Incentive Awards. The 2004 Incentive Plan authorizes the grant of incentive awards. The Compensation Committee will set the terms of incentive awards. An incentive award will be earned only upon attainment of performance objectives, including those based on the criteria listed under “Performance Criteria,” above, prescribed by the Compensation Committee. Performance objectives must be satisfied for a performance period of at least one year after the grant of the incentive award. To the extent earned, an incentive award may be paid in cash, NewMarket common stock, or a combination, in the discretion of the Compensation Committee.

Limited Transferability. 2004 Incentive Plan awards generally are not transferable except by will or the laws of descent and distribution, or subject to any lien or liability of a participant. If provided in an agreement, a participant may transfer a nonqualified stock option, an SAR that is related to a nonqualified stock option, and an incentive award to certain family members and family trusts and partnerships on terms permitted by Rule 16b-3 under the Exchange Act. The transferee is bound by the same terms as governed the 2004 Incentive Plan award before its transfer, except that the transferee may transfer the award only by will or the laws of descent and distribution.

Change in Control. All options and SARs will become exercisable, all stock awards will become transferable and nonforfeitable, and all incentive awards will be earned on a change of control of NewMarket, in each case in accordance with the applicable award agreement. A change in control occurs under the 2004 Incentive Plan in the event of an acquisition of at least 30 percent of NewMarket’s voting stock, certain changes in our Board of Director’s composition, or shareholder approval of certain business combinations.

Amendment and Termination. Our Board of Directors may amend the 2004 Incentive Plan from time to time, but no amendment will become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares that may be issued under the 2004 Incentive Plan other than equitable adjustments, or changes the class of individuals eligible to become participants. No 2004 Incentive Plan awards may be granted more than ten years after the date the 2004 Incentive Plan was adopted by our Board of Directors. 2004 Incentive Plan awards granted before that date shall remain valid in accordance with their terms.

Federal Income Tax Consequences

General. The following is a summary of the current federal income tax treatment of 2004 Incentive Plan awards. The rules governing the taxation of 2004 Incentive Plan awards are technical and the following discussion is necessarily general in nature. Statutory and regulatory provisions governing 2004 Incentive Plan awards are subject to change, and the application of these provisions may vary in individual circumstances.

Incentive Stock Options. A participant generally does not recognize income on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the stock on the date of exercise may be an item of adjustment for the participant for alternative minimum tax purposes, depending on when the participant disposes of the stock acquired on exercise. A participant may recognize ordinary income on exercise of an incentive stock option following termination of employment if the exercise occurs after the end of specified periods. In that case, the tax consequences discussed below for nonqualified stock options would apply.

In addition, if the participant sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the stock on the date of exercise.

NewMarket will be entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option, as described above.

Nonqualified Stock Options. A participant does not recognize income on the grant of a nonqualified stock option. A participant recognizes ordinary income on exercise of a nonqualified stock option, equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. NewMarket will be entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

SARs. A participant does not recognize income on the grant of an SAR. A participant recognizes ordinary income equal to the cash and fair market value of NewMarket common stock received on exercise of a SAR. The company will be entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Stock Awards. A participant recognizes income equal to the fair market value of the Common Stock subject to a stock award on the first day the award is vested or transferable. If the award is not vested and transferable when granted, the participant may make an election under section 83(b) of the Code to recognize ordinary income based on the fair market value of the Common Stock subject to the award on the date of grant. No additional ordinary income is recognized when the award becomes vested or transferable. NewMarket is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Incentive Awards. A participant does not recognize income on the grant of an incentive award. When the award is paid, the participant recognizes ordinary income equal to the cash and fair market value of NewMarket common stock received. NewMarket will be entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Section 280G Parachute Payments. A participant may incur a twenty percent excise tax on payments that are contingent on a change of control if the total of such payments made to the participant exceeds certain limits. NewMarket also is not entitled to a deduction for certain contingent payments in excess of specified limits. Accelerated exercisability of options or SARs, and accelerated vesting of stock awards and incentive awards are valued and generally considered contingent payments for this purpose

Awards Received Under the 2004 Incentive Plan

To date, no options have been granted under the 2004 Incentive Plan. Stock awards for a total of 3,570 shares of NewMarket common stock have been granted to non-employee directors of NewMarket. The stock awards were vested at grant. No other awards have been granted under the 2004 Incentive Plan. It is not possible to determine the number or allocation of future grants under the 2004 Incentive Plan.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to reapprove the performance goals under the 2004 NewMarket Corporation Incentive Compensation and Stock Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for NewMarket’s financial reporting process, including the effectiveness of its internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of NewMarket’s consolidated financial statements and the effectiveness of NewMarket’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is, among other things, to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, NewMarket’s independent registered public accounting firm.

Management represented to the Audit Committee that NewMarket’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP that firm’s independence from NewMarket.

Based upon the Audit Committee’s discussions with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NewMarket’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by NewMarket’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence from NewMarket. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Audit Committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the Audit Committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The Audit Committee has designated the Principal Financial Officer to monitor the performance of the services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Audit Committee Pre-Approval Policy. Both the Principal Financial Officer and management will immediately report to the Chairman of the Audit Committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the Principal Financial Officer or any member of management.

THE AUDIT COMMITTEE

Charles B. Walker, Chairman
Phyllis L. Cothran
Mark M. Gambill
Patrick D. Hanley
Sidney Buford Scott

February 19, 2009

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to shareholder approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit management’s assessment of the effectiveness of NewMarket’s internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

The Audit Committee and our Board of Directors recommend that you vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as NewMarket’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Fees Billed by PricewaterhouseCoopers LLP

The following table sets forth the fees billed to us for the audit and other services provided by PricewaterhouseCoopers LLP to us for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees	$1,467,000	$1,439,500

Audit-Related Fees	—	77,000

Tax Fees	597,000	473,000

All Other Fees	4,000	4,000

Total fees	$2,068,000	$1,993,500

Audit Fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2007 audit-related fees also include audits of pension and other employee benefit plans.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning.

All Other Fees include licensing fees associated with our use of PricewaterhouseCoopers LLP’s on-line information database containing accounting pronouncements and other authoritative guidance.

As a part of its deliberations, the Audit Committee has considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SHAREHOLDER PROPOSALS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2010 annual meeting of shareholders must present such proposal to our company’s corporate secretary at our principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219 not later than November 13, 2009, in order for the proposal to be considered for inclusion in our proxy statement. We will consider such proposals in accordance with the Securities and Exchange Commission’s rules governing the solicitation of proxies. We anticipate holding the 2010 annual meeting on April 22, 2010.

The NewMarket amended bylaws provide that a NewMarket shareholder entitled to vote for the election of directors may nominate persons for election to our Board of Directors by delivering written notice to our company’s corporate secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day prior to the annual meeting and not earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

Because the 2009 annual meeting is to be held on April 23, 2009, our corporate secretary must receive written notice of a shareholder proposal to be acted upon at the 2010 annual meeting not later than the close of business on January 23, 2010 nor earlier than December 24, 2009.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the NewMarket bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in the NewMarket amended bylaws are separate from and in addition to the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

We will furnish any shareholder desiring a copy of our amended bylaws without charge by writing to our corporate secretary as described in “Certain Matters Relating to Proxy Materials and Annual Reports — Notice of Internet Availability of Proxy Materials.”

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

Notice of Internet Availability of Proxy Materials

If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. Alternatively, you may vote by telephone or order a paper copy of the proxy materials at no charge on or before April 13, 2009 by following the instructions provided in the Notice.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The Securities and Exchange Commission rules permit us, with your consent, to deliver a single Notice to any household at which two or more shareholders of record reside at the same address. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record who reside at the same address and receive a single Notice may also request a separate copy of future proxy statements and annual reports by calling 1-800-625-5191 (toll-free).

We will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements. Requests should be directed to our corporate secretary as described above. A list of the exhibits to the Annual Report on Form 10-K, showing the cost of each, will be delivered with a copy of the Annual Report on Form 10-K. Any of the exhibits listed will be provided upon payment of the charge noted on the list.

DIRECTIONS TO THE ANNUAL MEETING

From Southside, Petersburg, Emporia (I-95)

Take I-95 North. Immediately after crossing the James River Bridge on I-95, take the first exit (74A) onto I-195 (Downtown Expressway). There is a $0.70 toll. Take the Boulevard exit. Proceed on Idlewood Avenue until it intersects with the Boulevard. Turn right on the Boulevard. The Virginia Historical Society is on your left at the corner of Kensington Avenue and Boulevard. Free parking in the Virginia Historical Society lot behind the building.

From Washington D.C. and Fredericksburg (I-95)

Take I-95 South/ I-64 East to Exit 78 (Boulevard). Turn right onto Boulevard (heading south). Proceed on Boulevard, crossing over Broad Street, Grace Street, Monument Avenue, and Patterson Avenue. Turn right onto the next street (Kensington Avenue). The Virginia Historical Society is on your left at the corner of Kensington Avenue and Boulevard. Free parking in the Virginia Historical Society lot behind the building.

From Charlottesville, Waynesboro, and Staunton (I-64)

Take I-95/ I/64 East to Exit 78 (Boulevard). Turn right onto Boulevard (heading south). Proceed on Boulevard, crossing over Broad Street, Grace Street, Monument Avenue, and Patterson Avenue. Turn right onto the next street (Kensington Avenue). The Virginia Historical Society is on your left at the corner of Kensington Avenue and Boulevard. Free parking in the Virginia Historical Society lot behind the building.

From Virginia Beach and Norfolk (I-64)

Take I-64 West. Take exit 78 (the Boulevard). Following signs for the Boulevard, turn left off exit ramp (proceed 0.1 miles). Turn right onto Robin Hood Road and move to the left lane (proceed 0.1 miles). Turn left onto the Boulevard (proceed 1.2 miles). Turn right onto Kensington Avenue. The Virginia Historical Society is at the corner of Kensington Avenue and Boulevard. Free parking in the Virginia Historical Society lot behind the building.

OTHER MATTERS

Our Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their discretion.

Annex A

NEWMARKET CORPORATION

Independence Determination Guidelines

For a director to be deemed “independent,” the Board of Directors of NewMarket Corporation (“NewMarket”) shall affirmatively determine that the director has no material relationship with NewMarket either directly or as a partner, shareholder or officer of an organization that has a relationship with NewMarket. In making this determination, the Board of Directors shall apply the following standards, in which case a director will be deemed not independent:

1.	A director is, or has been within the last three years, an employee of NewMarket, or an immediate family member is, or has been within the last three years, an executive officer, of NewMarket. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following such employment.

2.	A director has received or has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from NewMarket (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer will not count toward the $120,000 limitation.

3.	(A) A director or an immediate family member is a current partner of a firm that is NewMarket’s internal or external auditor; (B) a director is a current employee of such a firm; (C) a director has an immediate family member who is a current employee of such a firm and who personally participates in the audit of NewMarket; or (D) a director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on NewMarket’s audit within that time.

4.	A director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of NewMarket’s present executive officers at the same time serves or served on that company’s compensation committee.

5.	A director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, NewMarket for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

A-1

Appendix I

NEWMARKET CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

Table of Contents

ARTICLE I DEFINITIONS		1

1.01	Administrator	1
1.02	Affiliate and Associate	1
1.03	Agreement	1
1.04	Beneficial Owner	1
1.05	Board	1
1.06	Cause	1
1.07	Change in Control	1
1.08	Code	2
1.09	Committee	2
1.10	Common Stock	2
1.11	Company	2
1.12	Continuing Director	2
1.13	Control Change Date	3
1.14	Exchange Act	3
1.15	Fair Market Value	3
1.16	Incentive Award	3
1.17	Option	3
1.18	Participant	3
1.19	Performance Criteria	3
1.20	Person	4
1.21	Plan	4
1.22	Related Entity	4
1.23	SAR	4
1.24	Stock Award	4
1.25	Subsidiary	4

ARTICLE II PURPOSES		5

ARTICLE III ADMINISTRATION		6

ARTICLE IV ELIGIBILITY		7

ARTICLE V STOCK SUBJECT TO PLAN		8

5.01	Shares Issued	8
5.02	Aggregate Limit	8
5.03	Reallocation of Shares	8

I-i

ARTICLE VI OPTIONS		9

6.01	Award	9
6.02	Option Price	9
6.03	Maximum Option Period	9
6.04	Nontransferability	9
6.05	Transferable Options	9
6.06	Employee Status	10
6.07	Exercise	10
6.08	Payment	10
6.09	Change in Control	10
6.10	Shareholder Rights	10
6.11	Disposition of Stock	11

ARTICLE VII SARS		12

7.01	Award	12
7.02	Maximum SAR Period	12
7.03	Nontransferability	12
7.04	Transferable SARs	12
7.05	Exercise	13
7.06	Change in Control	13
7.07	Employee Status	13
7.08	Settlement	13
7.09	Shareholder Rights	13

ARTICLE VIII STOCK AWARDS		14

8.01	Award	14
8.02	Vesting	14
8.03	Employee Status	14
8.04	Change in Control	14
8.05	Shareholder Rights	14

ARTICLE IX INCENTIVE AWARDS		16

9.01	Award	16
9.02	Terms and Conditions	16
9.03	Nontransferability	16
9.04	Transferable Incentive Awards	16
9.05	Employee Status	16
9.06	Change in Control	17
9.07	Shareholder Rights	17

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK		18

ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		19

I-ii

ARTICLE XII GENERAL PROVISIONS		20

12.01	Effect on Employment and Service	20
12.02	Unfunded Plan	20
12.03	Rules of Construction	20
12.04	Tax Withholding	20

ARTICLE XIII AMENDMENT		21

ARTICLE XIV DURATION OF PLAN		22

ARTICLE XV EFFECTIVE DATE OF PLAN		23

I-iii

NEWMARKET CORPORATION

2004 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE I

DEFINITIONS

1.01 Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02 Affiliate and Associate

Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

1.03 Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.04 Beneficial Owner

Beneficial Owner has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities the holding of which is properly disclosed on a Form 13-G.

1.05 Board

Board means the Board of Directors of the Company.

1.06 Cause

Cause means that the Participant has been convicted of a felony that involves the misappropriation of the assets of the Company or a Related Entity or that materially injures the business reputation of the Company or a Related Entity.

1.07 Change in Control

Change in Control means the occurrence of any of the following events:

(a) any Person or “group,” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) becomes, directly or indirectly, the Beneficial Owner of 30% or more of the combined voting power of the then outstanding Company securities that are entitled to vote generally for the election of the Company’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Company approved by

Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); or

(b) as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Board, or any successor’s board of directors, within two years of the last of such transactions; or

(c) the shareholders of the Company approve a Business Combination, unless immediately following such Business Combination, (a) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (b) no Person (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (c) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.

1.08 Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09 Committee

Committee means the Bonus and Stock Option Committee of the Board.

1.10 Common Stock

Common Stock means the common stock of the Company.

1.11 Company

Company means NewMarket Corporation.

1.12 Continuing Director

Continuing Director means any current member of the Board, or whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13 Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14 Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.15 Fair Market Value

Fair Market Value means, on any given date, the reported closing price of a share of Common Stock on the New York Stock Exchange, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.16 Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, from the Company or a Related Entity.

1.17 Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18 Participant

Participant means an employee of the Company or a Related Entity or a member of the Board or the board of directors of a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Incentive Award, an Option, an SAR, or a combination thereof.

1.19 Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income, (n) operating income, (o)

operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) commodity or operating revenue, and (u) market share.

1.20 Person

Person has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act except that such term does not include (a) the Company, its Affiliates or any Related Entity, (b) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or any Related Entity, (c) any underwriter temporarily holding securities pursuant to any offering of such securities or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

1.21 Plan

Plan means the NewMarket Corporation 2004 Incentive Compensation and Stock Plan.

1.22 Related Entity

Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.23 SAR

SAR means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess, if any, of the Fair Market Value at the time of exercise over the option price of the related Option or (b) the Fair Market Value on the date of grant.

1.24 Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII.

1.25 Subsidiary

Subsidiary means, with reference to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards or Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an Incentive Award may be settled or defer the receipt of Common Stock issuable upon the exercise of the Option or permit the deferral of a Stock Award. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Incentive Award. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board or any employee or director of a Related Entity (including a company that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01 Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or an Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02 Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and Incentive Awards, is 1,500,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

5.03 Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If a Stock Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan. If an Incentive Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Incentive Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards and Stock Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however that no Participant may be granted Options in any calendar year covering more than 200,000 shares of Common Stock.

6.02 Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article X, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03 Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04 Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05 Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06 Employee Status

For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or if the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07 Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08 Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another Option exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09 Change in Control

Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable on and after a Control Change Date in accordance with the terms of the applicable Agreement.

6.10 Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11 Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, no Participant may be granted SARS in any calendar year covering more than 200,000 shares of Common Stock. For purposes of the foregoing limit, an Option and SAR shall be treated as a single award. In addition, no Participant may be granted SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code section 422(d).

7.02 Maximum SAR Period

The period in which an SAR may be exercised shall not be longer than the term of the related Option. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03 Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, an SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04 Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than an SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of an SAR (by the Participant or his transferee), the SAR and the related Option must be transferred to the same person or persons or entity or entities.

7.05 Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that an SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of an SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06 Change in Control

Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable on and after a Control Change Date in accordance with the applicable Agreement.

7.07 Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08 Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09 Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01 Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares of Common Stock and provided, further that the issuance of a Stock Award in settlement of a Stock Award shall not be subject to the foregoing share limitation.

8.02 Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria. If a Stock Award is not immediately vested and transferable, the period that the shares are restricted shall be at least three years; provided, however, that the period that the shares are restricted shall be at least one year if the transferability, vesting or both is subject to the satisfaction of performance objectives stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service.

8.03 Employee Status

If the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04 Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date in accordance with the applicable Agreement.

8.05 Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock

Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (b) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

INCENTIVE AWARDS

9.01 Award

The Administrator will designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $1,000,000.

9.02 Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Entity or the Company and its Related Entities achieve stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

9.03 Nontransferability

Except as provided in Section 9.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04 Transferable Incentive Awards

Section 9.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05 Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.06 Change in Control

Section 9.02 to the contrary notwithstanding, each outstanding Incentive Award shall be earned in its entirety as of a Control Change Date in accordance with the applicable Agreement.

9.07 Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Related Entity on account of such award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Incentive Awards and Stock Awards may be granted under this Plan; and the terms of outstanding Stock Awards, Options, Incentive Awards and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Incentive Awards and Stock Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Options, SARs, Incentive Awards or Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards or SARs.

The Committee may make Stock Awards and may grant Options, SARs and Incentive Awards in substitution for phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction or event described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Options, Incentive Awards or SARs shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, an Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

GENERAL PROVISIONS

12.01 Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

12.02 Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03 Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.04 Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

ARTICLE XIII

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (a) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X) or (b) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Incentive Award, Option or SAR outstanding at the time such amendment is made.

ARTICLE XIV

DURATION OF PLAN

No Stock Award, Incentive Award, Option or SAR may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XV. Stock Awards, Incentive Awards, Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XV

EFFECTIVE DATE OF PLAN

Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR shall be exercisable and no Incentive Award shall be effective unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 22, 2009.

Vote by Internet

• Log on to the Internet and go to

     www.envisionreports.com/NEU

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United

   States, Canada & Puerto Rico any time on a touch tone

   telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR

       Proposal 3.

1. Election of Directors

	For	Withhold				For	Withhold			For	Withhold
01 - Phyllis L. Cothran	☐	☐		02 - Mark M. Gambill		☐	☐	03 - Bruce C. Gottwald		☐	☐

	For	Withhold				For	Withhold			For	Withhold
04 - Thomas E. Gottwald	☐	☐		05 - Patrick D. Hanley		☐	☐	06 - James E. Rogers		☐	☐

	For	Withhold
07 - Charles B. Walker	☐	☐

			For	Against	Abstain				For	Against	Abstain
2. Reapproval of the material terms of performance goals under the NewMarket Corporation 2004 Incentive Compensation and Stock Plan.			☐	☐	☐	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2009.			☐	☐	☐

4. In their discretion, the Proxyholders are authorized to vote upon such other business and matters as may properly come before the Annual Meeting.

Change of Address — Please print your new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – NewMarket Corporation

Richmond, Virginia

This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 23, 2009

The undersigned hereby appoints Bruce C. Gottwald and Patrick D. Hanley, or either of them, with full power of substitution in each, proxies to vote all shares of the undersigned in NewMarket Corporation, at the annual meeting of shareholders to be held April 23, 2009, and at any and all adjournments or postponements thereof (the “Annual Meeting”):

This Proxy when properly executed will be voted as specified. If no specification is made, this Proxy will be voted FOR all nominees, FOR Proposal 2, FOR Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)